Exhibit 10.6

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

Principal Amount: US$756,917.28	Issue Date: August 19, 2025

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, AKANDA CORP., an Ontario corporation (hereinafter called the “Borrower”), hereby promise to pay to the order of DUNSTAN HOLDINGS LTD., a company incorporated pursuant to the laws of the Province of British Columbia or registered assigns (the “Holder”) the sum of Seven Hundred Fifty Six Thousand Nine Hundred Seventeen United States Dollars and Twenty Eight Cents (US$756,917.28) together with accrued and unpaid interest (the “Interest”) on the principal balance hereof, on August 19, 2031 (the “Maturity Date”), in the amount of eight and one-half percent (8½%) per calendar year from the date hereof (the “Issue Date”) and as may be set forth herein. Interest shall be payable semi-annually in arrears on June 30th and December 31st of each Calendar Year. This Note may be prepaid in whole or in part without penalty. All payments due hereunder (to the extent not converted in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

This Note replaces and evidences the aggregate principal the Holder advanced to First Towers & Fiber Corp., a company incorporated pursuant to the laws of the Province of British Columbia (“First Towers”), on August 16, 2018 and February 18, 2019 (collectively, the “Original Loans”), which the Company is assuming as part of a Debt Settlement Agreement between First Towers and the Holder, dated August 19, 2025, a copy of which is attached hereto as Exhibit A (the “Debt Settlement Agreement”), and that certain Share Exchange Agreement dated February 25, 2025 between the Borrower, First Towers and the other signatories thereto, as amended through the date hereof (the “Share Exchange Agreement”). By entering into this Note, and pursuant to the Share Exchange Agreement and the Debt Settlement Agreement, the parties hereto and First Towers acknowledge and agree that the Original Loans and related transactions are terminated and of no further force or effect, and First Towers has no further obligation to the Holder with respect to the Original Loans except as set forth in the Debt Settlement Agreement (this paragraph, the “First Towers Acknowledgement”).

The following additional terms shall apply to this Note:

Article I. CERTAIN DEFINITIONS

1.1 “Common Shares” means the common shares, no par value, of the Borrower.

1.2 “Trading Day” means a day on which the principal Trading Market is open for trading.

1.3 “Trading Market” means any of the following markets or exchanges on which the Common Shares will, in accordance with the terms hereof, be listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; or the New York Stock Exchange (or any successors to any of the foregoing).

1.4 “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Shares are not then listed on a Trading Market and if the Common Shares are traded on the OTCQB or OTCQX Markets, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the OTCQB or OTCQX Markets as applicable, or (c) if the Common Shares are not then listed or quoted for trading on the OTCQB or OTCQX Markets and if prices for the Common Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported.

Article II. EVENTS OF DEFAULT

2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note: any default in the payment of (1) the principal amount hereunder when due and payable; (2) interest on this Note, as and when the same shall become due and payable; (3) Borrower’s dissolution or termination of existence, or discontinuance of a material portion of such entity’s business operations; (4) the appointment of a receiver for any material part or all of the property of such entity; (5) an assignment for the benefit of creditors by the Borrower; (6) the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower, which results in the entry of an order for relief or which remains undismissed, undischarged or unbonded for a period of 60 days or more;(7) material breach of any representations and/or covenants in this Note that are not cured within thirty (30) days; and (8) the Borrower’s Common Shares cease being listed on a national securities exchange or quoted on an interdealer quotation system.

2.2 Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, the then outstanding principal amount of this Note plus accrued and unpaid Interest on the unpaid principal amount of this Note to the date of payment (all collectively known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

2.3 During an Event of Default, the Holder shall continue to have the right at any time, to convert the balance owed pursuant to the Note including the Default Amount into Common Shares at the Conversion Price (as defined below).

Article III. CONVERSION RIGHTS

3.1 Conversion Rights. The Borrower and the Holder (as such, the “Converting Party”) shall each have the right to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable Common Shares, or any shares of capital stock or other securities of the Borrower into which such Common Shares shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”). The number of Common Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price, which shall be specified in a notice of conversion in substantially the form attached hereto as Annex A (the “Notice of Conversion”), delivered by the Converting Party to the other party in accordance with Section 4.2 below. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of the principal amount of this Note to be converted in such conversion plus accrued and unpaid interest on such principal amount to the Conversion Date. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, no party may convert, and Borrower shall not issue the Common Shares under, this Note until the later of (a) the Borrower obtaining requisite shareholder approval pursuant to Amendment No. 2 to the Share Exchange Agreement and (b) the five (5) month anniversary of the Issue Date (such later date, the “Conversion Threshold Date”).

3.2 Conversion Price. The conversion price (the “Conversion Price”) shall mean a price per share equal to the greater of (a) $0.2720 and (b) a ten percent (10%) discount to the seven (7) Trading Day VWAP immediately prior to receipt of the Notice of Conversion.

3.3 Authorized Shares. The Borrower covenants that during the period that the Note is outstanding, the Borrower will reserve from its authorized and unissued Common Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Shares upon the full conversion of this Note (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Common Shares in accordance with the terms and conditions of this Note.

3.4 Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 3.4 hereof, at any time after the Conversion Threshold Date, the balance due pursuant to this Note may be converted (i) by the Converting Party in whole or in part at any time from time to time, by submitting to the other party a Notice of Conversion.

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c) Delivery of Common Shares Upon Conversion. Upon receipt from the Converting Party to the other party of the Notice of Conversion meeting the requirements for conversion as provided in this Article III, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates (or evidence of book entry) for the Common Shares issuable upon such conversion within one (1) business day after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount and any and all accrued and unpaid Interest hereof, surrender of this Note) in accordance with the terms hereof. Upon receipt of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Shares on such conversion. Upon delivery of a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates (or evidence of book entry) for Common Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d) Delivery of Common Shares by Electronic Transfer. In lieu of delivering physical certificates (or evidence of book-entry issuance) representing the Common Shares issuable upon conversion of this Note, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program and the Common Shares may be issued upon Conversion without restriction under applicable law, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Shares issuable upon Conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.

3.5 Concerning the Shares. The Common Shares issuable upon conversion of this Note may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the shares only in accordance with this Section 3.5 and who is an Accredited Investor (as defined below).

Any restrictive legend on certificates representing Common Shares issuable upon conversion of this Note shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if the Borrower or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Shares may be made without registration under the Act, which opinion if reasonable shall be accepted by the Borrower so that the sale or transfer is effected; or (ii) in the case of the Common Shares issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Borrower does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), it will be considered an Event of Default pursuant to this Note.

3.6 Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which Common Shares shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Common Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 3.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

Article IV. Miscellaneous

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by electronic mail, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

AKANDA CORP.

c/o Gowling WLG

100 King St. W, Suite 1600

Toronto, ON M5X 1G5

Attn: Katie Field

Email: katie@akandacorp.com

If to the Holder:

DUNSTAN HOLDINGS LTD.

Attention: Paul Dunstan

Email: paul.dunstan@dunstan.ca

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission; “Accredited Investor”). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; and may be assigned by the Holder without the consent of the Borrower.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia. Each party irrevocably attorns and submits to the exclusive jurisdiction of the courts of competent jurisdiction of the Province of British Columbia in any action or proceeding hereunder, and waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum.

4.7 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

4.8 Entire Agreement. This Note, including the exhibits hereto and the agreements, documents and instruments referred to herein, constitutes the entire agreement between the parties with respect to the transactions contemplated by this Note and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Note, except as specifically set forth in this Note and the agreements, documents and instruments referred to herein. The parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Note.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Holder have caused this Note to be signed in their name by its duly authorized officer on the Issue Date set forth above.

AKANDA CORP.

By:	/s/ Katie Field
Name:	Katie Field
Title:	Interim CEO

DUNSTAN HOLDINGS LTD.

By:	/s/ Paul Dunstan
Name:	Paul Dunstan
Title:	President

Solely For Purposes of the

First Towers Acknowledgement:

FIRST TOWERS & FIBER CORP.

By:	/s/ Chris Cooper
Name:	Chris Cooper
Title:	CEO

Exhibit A

Debt Settlement Agreement

Annex A

Notice of Conversion

The undersigned hereby elects to convert principal under the Convertible Promissory Note due August 19, 2031 of Akanda Corp., a Ontario corporation (the “Company”), into common shares (“Common Shares”), of the Company according to the conditions hereof, as of the date written below. If Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Shares.

Conversion calculations:

Date:

Principal Amount of Note to be Converted:

Payment of Interest in Common Shares __ yes __ no

If yes, US$_____ of Interest Accrued on Account of Conversion at Issue.

Number of Common Shares to be issued based on Conversion Price:

Signature:_______________________________

Name:

Address:

Or

DWAC Instructions (if applicable):

Broker No.:________________________

Account No.:______________________